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                                                                       Exhibit N

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CALAMOS Global Total Return Fund on Form N-2 of our report dated October 25, 2005, appearing in the Prospectus, and to the reference to us under the caption "Experts" in the Statement of Additional Information, which are both part of Registration Statement No. 333-114111, which is also incorporated by reference in this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 26, 2005